CONTRACT TO PURCHASE AND SELL PROPERTY


     This Contract  to  Purchase and  Sell  Property ("Contract")  is  made  and entered into as of  July 1, 1996, by  and between CABLE  PLANT JOINT VENTURE,  a
California limited partnership ("Cable") and CM COMPLEX JOINT VENTURE, a California limited partnership ("CM") (collectively, the "Seller"), and GREYBEARD PROPERTIES, LLC, a Colorado limited liability company ("Purchaser").

                           Background

     The Purchaser desires to purchase and the Seller desires to sell certain real property pursuant to the terms of this Contract.

                     Statement of Agreement

     For and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1

                      Sale of the Property


     Section 1.1 Property. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, Seller's respective rights, titles and interests in and to all of the following described property (collectively, the "Property"):

          (a) All of Seller's rights, titles and interests in and to that certain tract or parcel of land (the "Cable Land") known as the Cable Plant containing approximately 479,425+\- square feet situated on approximately 18.47" acres, located in Chicago, Cook County, Illinois more particularly described on Exhibit A-1 attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures, if any, located on the Cable Land (the "Cable Improvements"), and all rights, titles and interests of Seller appurtenant to the Cable Land and Cable Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;

          (b) All of Seller's rights, titles and interests in and to that certain tract or parcel of land (the "CM Land", referred to collectively with the Cable Land as the "Land") known as the CM Complex containing approximately 826,748+\- square feet situated on approximately 21.96+\- acres, located in Chicago, Cook County, Illinois more particularly described on Exhibit A-2 attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures, if any, located on the CM Land (the "CM Improvements", referred to collectively with the Cable Improvements as the "Improvements"), and all rights, titles and interests of Seller appurtenant to the CM Land and CM Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;

          (c) All of Seller's right, title and interest in and to personal property described on Exhibit B attached hereto;

          (d)  All  right,  title  and  interest  of  Seller  in   and  to  all
     governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, relating to the construction, use or operation of the Land or the Improvements, to the extent the same are assignable;

          (e) All right, title and interest of Seller in and to all site plans, surveys, soil reports, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, environmental studies and other plans and studies of any kind, if existing and in Seller's possession or control, that relate to the Land or the Improvements;

          (f) All of Seller's right, title and interest under any leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land ("Tenant Leases"), and all unapplied deposits, whether security or otherwise ("Deposits"), paid by tenants ("Tenants") under the Tenant Leases;

          (g) All of Seller's right, title and interest in and to all service contracts, warranties, guaranties and bonds in effect at Closing relating to the Land, the Improvements, to the extent the same are assignable and provided Purchaser elects to keep the same in effect ("Contracts");

          (h) All rights which Seller may have to use the names "Cable Plant" and "CM Complex," and

          (i) All other rights, privileges and appurtenances owned by Seller and in any way relating to the above-described properties.


                           ARTICLE II

                         Purchase Price


     Section 2.1 Purchase Price. The total Purchase Price ("Purchase Price") to be paid by Purchaser to Seller for the Property shall be an amount equal to Nine Million One Hundred Fifty Thousand Dollars ($9,150,000), plus or minus prorations as hereinafter provided. The Purchase Price shall be payable at the Closing (as defined below) as follows:

          (a) Upon execution of this Contract by Seller and Purchaser, and upon execution of the Heller Agreement (as defined in Section 7.1(d)), Purchaser will deposit with Heller Financial, Inc. ("Heller") the amount of Two Hundred Thousand Dollars ($200,000) cash, Current Funds (as defined below) or other alternative acceptable to Heller as earnest money (the "Earnest Money") into escrow as set forth in Section 3.1 to be held in accordance with the terms of the Heller Agreement. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to Heller which would permit Heller to immediately disburse such funds; and

          (b) The balance of the Purchase Price shall be paid in accordance with the provisions of the Heller Agreement.

                           ARTICLE III

                      Earnest Money Deposit


     Section 3.1 Amount and Timing . Within five (5) business days after the date this Contract is fully executed by both parties and delivered to each party, and the Heller Agreement is executed by Purchaser and Heller (the "Effective Date"), Purchaser shall deliver to Heller the Earnest Money Deposit, to be held by Heller in escrow pursuant to the terms of the Heller Agreement to be disposed of by Heller as is provided in this Contract. In the event Purchaser fails to deposit the Earnest Money Deposit in escrow with Heller as herein provided, this Contract shall automatically terminate, and neither Seller nor Purchaser shall have any further obligations hereunder except that the provisions of Sections 4.2, 5.1 and 11.1 of this Contract shall survive the termination of this Contract. In the event Purchaser is entitled to a refund of the Earnest Money Deposit, Purchaser agrees to pursue such refund solely from Heller and Seller will have no liability for such Earnest Money Deposit. Further, Purchaser will indemnify, defend and hold Seller harmless from any failure or refusal of Heller to return the Earnest Money Deposit to Purchaser

     Section 3.2 Application. If the purchase and sale contemplated hereunder is consummated, then the Earnest Money Deposit shall be retained by Heller at closing as part of the consideration to Heller for releasing its existing encumbrances against the Property (the "Heller Encumbrances"), and shall be applied against the Purchase Price. The Earnest Money Deposit shall be disposed of by Heller as provided in this Contract and in accordance with the terms of the Heller Agreement. The Earnest Money Deposit shall be refunded or returned to Purchaser (i) in the event that this Contract is terminated without fault on the part of Purchaser due to Purchaser's determination that the Property is not satisfactory pursuant to its inspection as set forth in Section
5.1 hereof on or before the expiration of the Inspection Period; (ii) in the event that this Contract is terminated without fault on the part of Purchaser in accordance with the provisions of this Contract; (iii) if the Heller Agreement is not consummated; or (iv) forfeited to Seller in the event that this Contract is terminated by reason of Purchaser's default hereunder.

                           ARTICLE IV

                        Title and Survey


     Section 4.1 Title Commitment. Not later than ten (10) days after the Effective Date, Seller shall cause to be furnished to Purchaser, at Seller's expense, subject to the limitations set forth in Section 8.4 hereof, a current ALTA Commitment for Title Insurance ("Title Commitment") issued by a title company reasonably acceptable to Purchaser (the "Title Company"). The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (as defined below) to Purchaser in the amount of the Purchase Price, insuring the title to the Property specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company also shall furnish to Purchaser copies of instruments or documents ("Exception Documents") that create or evidence conditions or exceptions to title affecting the Property, as described in the Title Commitment.

     Section 4.2 Survey. Not later than ten (10) days after the Effective Date, Purchaser shall obtain, at Seller's cost and expense, subject to the limitations set forth in Section 8.4 hereof, a current survey of the Land and Improvements ("Survey"). The Survey shall be prepared by a surveyor licensed by the State of Illinois and certified to the Purchaser, the Title Company and such other parties as Purchaser shall designate, to be in accordance with the standards for Land Title Surveys of American Land Title Association and American Congress on Surveying and Mapping (1986), and containing a surveyor's certification of the number of gross and net square feet contained in the Property, and which is otherwise acceptable to Purchaser.

     Section 4.3    Review of  Title and  Survey.   Purchaser shall  have until
July 30, 1996 in which to notify Seller in writing of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception
Documents, or on the Survey. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents, or on the Survey, and to which Purchaser does not object in writing within the aforementioned period, shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other matters, together with such other matters included pursuant to other provisions of this Agreement, shall be referred to as the APermitted Exceptions").

     Section 4.4    Objections to  Status of  Title and  Survey.   If Purchaser
objects to any item shown or referred to in the Title Commitment, Exception Documents, or Survey within the time set forth in Section 4.3, Seller shall be given a fifteen (15) day period to notify Purchaser whether or not Seller will cure, prior to Closing and at Seller's option and sole discretion but without any obligation to do so, any objection to the condition of title raised by Purchaser. If Seller notifies Purchaser that it elects not to cure any such objections, then Purchaser may, at its option exercisable in writing within five (5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which relate to the objections which Seller has elected not to cure and which are not removed shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event Heller shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except as otherwise provided in Sections 5.1 and 11.1 hereof. In the event Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (a), and this Contract shall remain in full force and effect. If Seller notifies Purchaser that it elects to cure any such objections but is unable to cure such objections by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure such objections by Closing, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing provided that Purchaser shall have the further right to deduct from the Purchase Price amounts secured by or constituting unpermitted liens or encumbrances of a definite or ascertainable dollar amount provided Seller does not so remove such liens or encumbrances or provided that Purchaser shall have the further right to deduct from the Purchase Price amounts secured by or constituting unpermitted liens or encumbrances of a definite or ascertainable amount, and/or causing the Title Company to issue its endorsement insuring against damage caused by such exceptions and deduct from the Purchase Price the cost of the premiums and security provided for said endorsement as the case may be, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event Heller shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder except as otherwise provided in Sections 5.1 and
11.1 hereof. Purchaser"s exercise of the foregoing rights shall not be deemed a waiver or release of any of its remedies, at law or in equity or pursuant to this Contract, for default if said exceptions to title were caused or suffered by or through Seller or any party claiming by, through or under Seller.

     Section 4.5 Other Permitted Exceptions. The Permitted Exceptions shall include those matters shown in the Title Commitment and the Survey which become Permitted Exceptions pursuant to Sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases approved by Purchaser during the Inspection Period; (b) taxes and assessments for the year in which the Closing occurs and subsequent years; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that subject to Purchaser's prior approval which shall not be unreasonably withheld and shall be based on marketability of title, Seller causes such liens or encumbrances to be insured around so that such liens or encumbrances do not appear as an exception in the Owner's Policy of Title Insurance issued to Purchaser pursuant to the Title Commitment.
                            ARTICLE V

                     Inspection By Purchaser


     Section 5.1 Inspection Period. Purchaser shall have a period of time commencing on the date this Agreement is executed by all parties hereto and expiring at 5:00 p.m., Chicago, Illinois time on July 30, 1996 (the "Inspection Period") within which to examine the Property and to conduct its feasibility study thereof. The Inspection Period shall commence on the day following Effective Date. Seller agrees that, during the Inspection Period, Seller will allow Purchaser and Purchaser's agents access to its consultants and the Property during normal business hours to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser's intended use. Notwithstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore the Property to the condition which existed prior to Purchaser's entry thereon and investigation thereof, (c) Purchaser shall not interfere, interrupt or disrupt the operation of Seller's business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) in the event the transaction contemplated by this Contract does not close for any reason, Purchaser shall deliver to Seller copies of all tests, reports and inspections conducted by Purchaser with respect to the Property, (e) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted pursuant to this Section 5.1, (f) Purchaser shall give written notice to Seller not less that twenty-four (24) hours prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and (g) Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser"s attorneys and representatives, prospective lenders and engineers. Purchaser shall indemnify, defend and hold harmless Seller and its general partner and each of their affiliates and their respective affiliates' officers, directors, employees, agents and representatives from and against any claims, liabilities, causes of action, damages, liens, losses, fines, fees and expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to, resulting from or in any way arising out of any of Purchaser's and its agents' and representatives' activities on the Property, including, without limitation, any tests or inspections conducted by Purchaser or its agents on the Property. The agreements contained in this Section 5.1 shall survive the Closing forever and shall not be merged therein and shall also survive any termination of this Contract.

     Section 5.2 Approval of Inspections. If Purchaser determines at any time prior to the expiration of the Inspection Period that the Property is not satisfactory to Purchaser, then Purchaser may terminate this Contract by delivery of written notice to Seller within such Inspection Period given in accordance with the provisions of Section 13.1 hereof, in which event Heller shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights or liabilities hereunder, except as provided in Sections 5.1 and 11.1 hereof. If Purchaser does not timely deliver to Seller written notice of termination within such Inspection Period, the conditions of this Section 5.2 shall be deemed satisfied, and Purchaser may not thereafter terminate this Contract pursuant to this Section 5.2.

     Section 5.3 Matters to be Delivered by Seller. No later than ten (10) days from the Effective Date, Seller shall deliver to Purchaser the following items (collectively, the ASubmission Matters"):

          (a) A certified current rent roll and an aged delinquency report for the Property, in form satisfactory to Purchaser;

          (b) A copy of the form used for Tenant Leases with respect to the Property;

          (c)  Copies of all existing Tenant Leases.

          (d) Copies of any and all service, maintenance, leasing, brokerage, commission, management or other contracts in Seller's possession relating to the ownership and operation of the Property;

          (e) Complete copies of any and all warranties and guarantees in Seller's possession relating to the Property, or any part thereof;

          (f) Copies of all plans and specifications in Seller's possession with respect to the Property and copies of all licenses and permits in Seller's possession with respect to the ownership and operation of the Property, including building permits and certificates of occupancy;

          (g) A certificate of fire, hazard, extended coverage, liability and other insurance policies held by Seller with respect to the Property;

          (h) Copies of the most recent real estate tax statements and notices of valuation received by Seller with respect to the Property;

          (i) Copies of the following which are in Seller's possession and control: certificate of occupancy and other government licenses and permits; soil, engineering and environmental plan, studies and reports; insurance policies, plans and specifications of Improvements, studies and reports on life safety and sprinkler issues and building code or government compliance issues, list of employees, personal property inventory, year-to-date actual financial reports, appraisals, 10-k reports for the last two
     (2) years and authorization letters to the utility companies to release information to Purchaser for the last two (2) years, 1996 budget and assumptions, and any other information reasonably requested by Purchaser; and

          (j) Such other documents and information relating to the Property as Purchaser may reasonably request.

                           ARTICLE VI

     Representations and Warranties; Disclaimers and Waivers


     Section 6.1 Representations and Warranties of Purchaser. Purchaser and each of the persons executing this Contract on its behalf represent and warrant to Seller as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing): (a) Purchaser is a limited liability company which is duly authorized and validly existing under the laws of the State of Colorado; (b) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein;
(c) each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and (d) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

     Section 6.2    Representations and  Warranties of  Seller.   Seller hereby

represents and warrants to Purchaser on and as of the date hereof and on and as of the Closing Date, and all of the following representations and warranties shall be deemed remade as of the Closing Date as follows:

          (a)  Seller is two  (2) duly  organized and  validly existing  limited partnerships under the laws of the State of California and is duly qualified and authorized to conduct business in the State of Illinois. Seller has full power and authority to conduct its business as presently conducted, to own the Land and to enter into this Contract, and to perform all of its duties and obligations under this Contract, to deliver title to the Property; such execution and performance have been duly authorized by all necessary approval. The individuals signing this Contract and all other documents executed or to be executed pursuant hereto, are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto;

          (b) This Contract and any other documents and instruments required to be executed and delivered by Seller, in connection with this Contract, will constitute the duly authorized, valid and legally binding obligations of the party required to execute the same and will be enforceable strictly in accordance with their respective terms (except to the extent that enforceability may be affected or limited by applicable bankruptcy, insolvency and other similar debtor relief laws affecting the enforcement of creditor's rights generally); enforcement of this Contract is subject to no defenses of any kind, and the transaction contemplated by this Contract will not result in a breach of or constitute a default or permit acceleration of maturity under any indenture, mortgage, deed of trust, loan agreement or other agreement to which Seller or the Property is subject or by which Seller or the Property is bound;

          (c) To Seller's knowledge without duty of inquiry, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the ability of Seller to convey title to the Property, which could materially adversely affect the ability of Seller to perform its obligations under this Contract, which would constitute a default under this Contract, or which would constitute such a default with the giving of notice or upon the passage of time or both;

          (d) Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the ACode") (i.e., Seller is not a non-resident foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and Regulations promulgated thereunder); and

          (e) To the best of Seller's knowledge without duty of inquiry, there are no facilities on the Property which are subject to reporting under
     Section 312 of the Federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11022), and federal regulations promulgated thereunder. To the best of Seller's knowledge, the Property does not contain any underground storage tanks. In addition, Seller covenants that it shall comply in all respects with the Illinois Responsible Property Transfer Act ("RPTA").

          (f) To the best of Seller's knowledge, Seller owns, or as of the Closing Date shall own, fee simple title to the Property free and clear of liens, encumbrances, options and restrictions of every kind and description, except the Permitted Exceptions.

          (g) To the best of Seller's knowledge, Seller represents and warrants that it does not own any Personal Property used in connection with the Property except as described on Exhibit B hereto.


          (h) To the best of Seller's knowledge, except for Seller and the Tenants pursuant to the Tenant Leases, there are no persons in possession or occupancy of the Property or any part thereof, nor are there any persons who have possessory rights in respect to the Property or any part thereof.

          (i) To the best of Seller's knowledge, there is no existing, pending, contemplated, threatened or anticipated (i) condemnation of any part of the Property, (ii) widening, change of grade or limitation on use of streets abutting the Property, (iii) special tax or assessment to be levied against the Property, (iv) change in the zoning classification of the Property, or
     (v) change in the tax assessment of the Property.

     Section 6.3 No additional representations or warranties of Seller. Purchaser acknowledges and agrees that, except as expressly specified in this Contract or the special warranty deed to be delivered at Closing, or any other document to be delivered to Purchaser at Closing, Seller has not made, and Seller hereby specifically disclaims, any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning, (a) the nature and condition of the Property, including, without limitation, the water, soil and geology, and the suitability thereof and of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; (b) the existence, nature and extent of any right-of-way, lease, right to possession or use, lien, encumbrance, license, reservation, condition or other matter affecting title to the Property; and (c) whether the use or operation of the Property complies with any and all laws, ordinances or regulations of any government or other regulatory body. Purchaser agrees to accept the Property and acknowledges that the sale of the Property as provided for herein is made by Seller, on an "as is, where is, and with all faults" basis. Purchaser expressly acknowledges that except as otherwise expressly specified herein and except for any warranty of title contained in the special warranty deed to be delivered by Seller to Purchaser at closing, or any other document to be delivered to Purchaser at Closing, Seller makes no representation or warranty of any kind, oral or written, express or implied, or arising by operation of law, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller's warranty of title to be set forth in the special warranty deed), zoning, tax consequences, physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the premises with governmental laws, the truth, accuracy or completeness of any information (including, without limitation, the submission matters) provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the Property. Purchaser acknowledges that except as expressly specified in this Contract or in any written instrument delivered by Seller to Purchaser, Seller makes no representation or warranty of any kind, oral or written, express or implied, or arising by operation of law regarding or with respect to any such information (including, without limitation, the submission matters) provided or to be provided by Seller regarding the Property.

     Further, and without in any way limiting any other provision of this Contract and except as otherwise specifically provided in this Contract, or any other document to be delivered to Purchaser at Closing, Seller has made and makes no representation, warranty or guaranty, and hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, with respect to the presence or disposal on or beneath the Property (or any parcel in proximity thereto) of hazardous substances or materials which are categorized as hazardous or toxic under any local, state or federal law, statute, ordinance, rule or regulation pertaining to environmental or substance regulation, contamination, cleanup or disclosure (including, without limitation, asbestos) and shall have no liability to Purchaser therefor. Without limitation of the preceding sentence, Seller specifically disclaims any representation, warranty or guaranty regarding the accuracy of any environmental reports which may be included within the submission matters. By acceptance of this Contract and the special warranty deed to be delivered by Seller at the closing, or any other document to be delivered to Purchaser at Closing. Purchaser acknowledges that Purchaser's opportunity for inspection and investigation of the Property (and other parcels in proximity thereto) will be adequate to enable Purchaser to make Purchaser's own determination with respect to the presence or disposal on or beneath the Property (and other parcels in proximity thereto) of such hazardous substances or materials, and Purchaser accepts the risk of the presence or disposal of any such substances or materials.

     Section 6.4    No Reliance  on  Documents.   Except  as  expressly  stated
herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information (including, without limitation, the Submission Matters) delivered by Seller, or its general partner or their respective affiliates or representatives to Purchaser in connection with the transaction contemplated hereby; however Seller states that to its knowledge without inquiry, any information furnished is true and complete.

     Section 6.5 Effect and Survival of Representations and Warranties. Notwithstanding any provision herein to the contrary, the representations and warranties contained in this Contract shall survive Closing; provided, however,
(a) any claim must be based on a breach of a material representation or warranty; (b) written notice of such claim must be delivered to Seller or Purchaser within one (1) year from the date of this Contract; and (c) the maximum amount of damages that Purchaser or Seller may recover shall not exceed $50,000.

                           ARTICLE VII

             Conditions Precedent to Purchaser's and

                      Seller's Performance


     Section 7.1    Conditions  to   Purchaser's   Obligations.     Purchaser's
obligation under this Agreement to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

          (a) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

          (b) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date;

          (c) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by the Seller at or prior to the Closing;

          (d) Purchaser shall have entered into an agreement with Heller (the "Heller Agreement"), pursuant to which Heller agrees to release the Heller Encumbrances upon the purchase of the Property by Purchaser in accordance with this Contract, and Heller and Purchase shall have performed their obligations under the Heller Agreement simultaneously with the Closing hereunder. In this regard, it is understood and agreed that, since the Heller Encumbrances will not constitute Permitted Exceptions, the Closing hereunder cannot take place unless closing under the Heller Agreement takes place simultaneously. Accordingly, closing under the Heller Agreement shall be a condition to Purchaser's obligation to close hereunder; and

          (e) Seller shall have delivered to Purchaser, not less than ten (10) days prior to Closing, tenant estoppel certificates, in form and substance satisfactory to Purchaser, executed by the five (5) largest tenants excluding UDS, and by tenants occupying not less than ninety percent (90%) of the remaining space that is presently subject to effective leases, excluding, however, the space presently occupied by UDS (the "Tenant Estoppels").


     Section 7.2 Conditions to Seller's Obligations. Seller's obligation under this Agreement to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):

          (a) The representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date;

          (b) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 8.2(b) and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing; and

          (c) The Closing under the Heller Agreement shall simultaneously take place.

                          ARTICLE VIII

                         Closing/Escrows


     Section 8.1    Time and Place.  The consummation of the  purchase and sale of the Property ("Closing") shall take place at the office of the Title Company no later than August 30, 1996 or at such earlier date and time as Purchaser and Seller may mutually agree in writing ("Closing Date").

     Section 8.2    Escrows.

          (a) Prior to the Closing Date, the parties, through their respective attorneys, shall establish an escrow (the "Closing Escrow") with the Title Company as escrowee ("Escrowee") through which the transaction contemplated by this Contract shall be closed. The escrow instructions shall be in the form customarily used by the Escrowee with such special provisions added thereto as may be required to conform to the provisions of this Contract. Said escrow shall be auxiliary to this Contract, and this Contract shall not be merged into or in any manner superseded by said escrow. This transaction shall be closed with the concurrent delivery of the documents of title, delivery of the title policy and the payment of the Purchase Price. The Seller shall provide for any Agap" undertaking to the Title Company as necessary for such closing. The escrow costs and fees (including the costs of the "New York Style" closing) shall be equally divided between Purchaser and Seller. The Escrowee shall file, unless otherwise directed by Purchaser, with the Internal Revenue Service the information return (Form 1099B) required by Section 6045(e) of the Internal Revenue Code and any regulations issued pursuant thereto. Seller shall be responsible to give to the Escrowee such information of Seller that the Escrowee needs in order to complete such form.

          (b) Upon execution of this Agreement and the Heller Agreement, the Earnest Money Deposit shall be deposited by Purchaser with Heller. At any time prior to the expiration of the Inspection Period, the Purchaser shall have the right to unilaterally direct Heller, as escrowee, to return the Earnest Money Deposit to Purchaser in the event that Purchaser has elected to terminate this Contract.

     Section 8.3    Items to be Delivered at the Closing.

          (a) Seller. At the Closing, Seller shall deliver, or cause to be delivered, to the Closing Escrow each of the following items:

               (i) A standard form ALTA Owner's Policy of Title Insurance dated no earlier than the date of the filing of the deed described in
          Section 8.2(a)(ii) hereof, issued by the Title Company, and insuring Purchaser's title in the amount of the Purchase Price, subject only to the Permitted Exceptions and conforming to the requirement of Article IV hereof (ATitle Policy").

               (ii)   Two  (2)  Special   Warranty  Deeds  duly   executed  and
          acknowledged by Seller in the form attached hereto as Exhibit C-1 and Exhibit C-2 and made a part hereof for all purposes sufficient to convey to Purchaser good title to the Property free and clear of all liens and encumbrances except for the Permitted Exceptions.

               (iii) One or more Bills of Sale duly executed and acknowledged by Seller sufficient to convey to Purchaser all of Seller's title to the Personal Property in "as-is" -- "where-is" condition, free and clear of all liens and encumbrances.

               (iv) An Assignment and Assumption of Leases ("Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit D and made a part hereof for all purposes, including consents of tenants if required by the Tenant Leases.

               (v) All keys and master keys to all locks located on the Property that are in Seller's possession.

               (vi)   All  original   Tenant  Leases   that  are   in  Seller's
          possession (or in absence thereof, copies thereof, certified by Seller as true, correct and complete copies of such originals) together with letters addressed to the Tenants of the Property ("Notice Letters") in the form attached hereto as Exhibit E and made a part hereof for all purposes, or in such other form as may be mutually agreed upon by Seller and Purchaser together with evidence of Tenants' insurance coverage as required by the Tenant Leases.

               (vii)  All original contracts that are in Seller's possession.

               (viii) A Non-Foreign Affidavit in the form attached hereto as Exhibit F and made a part hereof for all purposes.


               (ix) All amounts owing to Purchaser by Seller under Article IX hereof.

               (x) Evidence reasonably satisfactory to Purchaser and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.

               (xi)   A rent roll prepared with respect to  the Property in the
          form normally  prepared  by  Seller which  shall  be    certified,  to
          Seller's knowledge, as being true and correct in all material respects as of Closing.

               (xii) Other items reasonably requested by the Title Company or Purchaser for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

               (xiii) All real estate transfer declaration forms as required by the City of Chicago, the County of Cook and the State of Illinois.

               (xiv)  Seller's  certificate  dated  as  of   the  Closing  Date
          confirming that the representations and warranties of Seller contained herein are true and correct as of the Closing Date.

               (xv)   An ALTA Statement in form required by the Title Insurer.

               (xvi) An assignment to Purchaser or its nominee assigning all of Seller's right, title and interest in and to any all contractors' warranties or equipment warranties acquired in connection with the Property or right to receive insurance proceeds, if any.

               (xvii) Affidavit of Title and "GAP" undertaking.

               (xviii)RPTA Disclosure Document or affidavit regarding non-applicability.

               (xix)  902(d)   affidavit    regarding   non-applicability    or
          certificate in compliance with State of Illinois Department Revenue requirements.

               (xx)   Termination of contracts if required by Purchaser.

               (xxi) The original Tenant Estoppels, to the extent the same have not previously been delivered to Purchaser.

          (a)  Purchaser.   At  the  Closing, Purchaser  shall  deliver  to  the
     Closing Escrow each of the following items:

               (i)  The cash portion of the Purchase Price in Current Funds.

               (ii) The Assignment of Leases, duly executed and acknowledged by Purchaser.

               (iii) Such additional funds in cash or Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder and to pay all amounts due to Seller with respect to escrow, reserve and similar accounts as provided in Section 2.1(b) hereof.

               (iv) Evidence satisfactory to Seller and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

               (v)  The Notice Letters duly executed by Purchaser.

               (vi) Other items reasonably requested by the Title Company or Seller for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

               (vii) All real estate transfer declaration forms as required by the City of Chicago, the County of Cook and the State of Illinois.

     Section 8.4 Costs of Closing. Seller shall pay one-half of all escrow fees of the Title Company, all transfer taxes payable to the State of Illinois, Cook County and any other governmental entity, and all costs relating to the Title Policy and Survey. Purchaser shall pay one-half of all escrow fees of the Title Company and all recording costs, documentary stamp taxes, deed taxes, mortgage taxes. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys' fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring such expense.

     Section 8.5 Prorations. All normal and customarily proratable items, including, without limitation, rents and real estate taxes and assessments, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of, and including, the Closing Date, Seller being charged and credited for all of same attributable to the period up to, but not including, the Closing Date (and credited for any amounts paid by Seller attributable to the period from and after Closing) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied Deposits under Tenant Leases in the possession of Seller, if any, shall be transferred by Seller to Purchaser at the Closing or there shall be a credit to the Purchase Price at closing.

     Purchaser shall timely discharge all obligations with respect to accrued expenses, prepaid income and security deposits for which it receives proration credit. Seller covenants and agrees, subsequent to the Closing Date, to immediately tender to Purchaser any and all rent, expense reimbursement or other revenue (excluding delinquent rent for the period prior to the Closing Date) received by Seller from any Tenant.

     Seller shall pay or cause to be paid general and special real estate taxes and assessments assessed against the Property for all calendar years prior to the calendar year in which closing occurs. General and special real estate taxes and assessments assessed against the Property for the calendar year in which closing occurs and other state or city taxes, fees, charges and assessments affecting the Property shall be prorated based upon actual days involved as of the Closing Date of the Property on the basis of the latest rate applied to the latest assessed valuation and such prorations shall be final.

     Section 8.6 Possession and Closing. Sole and exclusive possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its Contracts with such utility companies that provide services to the Property as of the end of business on the Closing Date. The parties shall work together cooperatively, both before and after Closing, to facilitate an orderly changeover of utility and other services.

     Section 8.7 Delinquent Rent. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be paid to Purchaser.

     Section 8.8         Leasing Commissions  and Employees.    On  the Closing
Date, Seller shall provide evidence reasonably satisfactory to Purchaser that all fees and expenses for all prior or current leasing agent(s) have been paid in full through and including the Closing Date. Seller represents and warrants that no unpaid leasing fee or commission is due any party in connection with the Tenant Leases. Seller shall indemnify, defend and hold Purchaser harmless from and against damages, liabilities, costs, and expenses (including reasonable attorney's fees) arising from any claim by any broker for a leasing fee or commission claimed pursuant to a written agreement with Seller.

     Section 8.9         Insurance Proceeds.   Seller  shall  cause  Heller  to
deliver the insurance proceeds  received as a  result of the  fire at the  Cable
Plant to Purchaser at closing. Seller shall also assign to Purchaser all other rights to receive insurance proceeds relating to casualties or damage at the
Property.   Purchaser shall accept the property in as-is condition.

                           ARTICLE IX

                    Condemnation or Casualty


     Section 9.1         Condemnation.


          (a) If, subsequent to the date hereof and prior to the Closing Date, any proceeding -- judicial, administrative or otherwise -- which shall relate to the proposed taking of any Substantial Portion (as hereinafter defined) of the Property by condemnation or eminent domain or any action in the nature of eminent domain, or the taking or closing of any material right of access to the Property, is instituted or commenced, Purchaser shall have the right and option to terminate its obligations under this Contract by giving Seller written notice to such effect within fifteen (15) days after actual receipt of written notification of any such occurrence or occurrences. Failure to give such notice within such time shall be conclusive evidence that Purchaser has waived the option to terminate by reason of the occurrence or occurrences of which it has received notice. Seller agrees to furnish Purchaser written notification with respect to any such proceedings as soon as possible after Seller's receipt of any such notification or learning of the institution of such proceedings. Should Purchaser elect to so terminate its obligations under this Contract, thereupon the parties hereto shall be released from any and all further obligations under this Contract. If the Closing Date is less than fifteen
     (15) days following the last day on which either party is entitled to elect to terminate its obligations under this Contract, except for return of Earnest Money, then the Closing shall be delayed until such party makes such election. Notwithstanding the foregoing, if such proceeding by way of condemnation or eminent domain shall be Ainsubstantial," Purchaser shall not have the right to terminate its obligation under this Contract but shall be credited with or assigned all Seller's right to any proceeds therefrom.

          (b) In the event that less than a Substantial Portion of the Property is condemned, taken by eminent domain, conveyed by deed in lieu thereof or is the subject of a condemnation proceeding, neither party shall have the right to terminate this Contract, but Seller shall deliver to Purchaser at Closing any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding or deed in lieu thereof, or assign its interest in and to such proceeds to Purchaser, and there shall be no reduction of the Purchase Price.

     Section 9.2         Casualty.


          (a) If, subsequent to the date hereof and prior to the Closing Date, all or a Substantial Portion (as hereinafter defined) of the Property shall be destroyed or damaged by one or more incidents of vandalism, fire and/or other casualty, whether or not covered by insurance, Seller shall give Purchaser notice of such occurrence as soon as possible and Purchaser within fifteen (15) days after receipt of such notice, may elect to (a) terminate its obligations under this Contract, in which event all obligations of the parties under this Contract shall cease and shall have no further force and effect, or (b) close the transaction contemplated under this Contract as scheduled (except that if the Closing Date is less than fifteen (15) days following Purchaser's receipt of such notice, the Closing shall be delayed until Purchaser makes such election), in which event Purchaser shall have the right to participate in the adjustment and settlement of any insurance claim relating to said damage, and Seller shall assign and/or pay to Purchaser at the Closing all insurance proceeds (and other related chooses in action if any) collected or claimed with respect to said loss or damage plus any deductible or self-insured amount. For purposes of Sections 9.1 and 9.2 hereof, ASubstantial Portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $250,000.

          (b) If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property) and assign to Purchaser all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and there shall be no reduction in the Purchase Price except a reduction in an amount equal to any deductible or self-insured amount.

                            ARTICLE X

                      Defaults and Remedies


     Section 10.1 Default by Purchaser. If Seller shall not be in default hereunder and Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than as expressly permitted in this Contract or other than due to a failure of a condition precedent to Purchaser's obligation to close as set forth in Section 7.1 hereof, Seller may terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder except as provided in Sections 5.1 and 11.1 hereof, and Seller shall, as its sole and exclusive remedy, be entitled (subject to Heller's rights under the Heller Agreement) to receive or retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage). Notwithstanding anything contained in this Section to the contrary, in the event of any other default by Purchaser under this Contract, including, without limitation, breach of any covenant, representation or indemnity, which survives the Closing or termination of this Contract, Seller shall have any and all rights and remedies available at law or in equity by reason of such default, subject to the limitations set forth in Section 6.5 hereof.

     Section 10.2 Default by Seller. If Purchaser shall not be in default hereunder and if Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligation to close as set forth in Section
7.2 hereof, Purchaser shall have the right at its sole option to either (a) terminate this Contract in which event neither party shall have any further rights, duties or obligations hereunder except as provided in Sections 5.1 and
11.1 hereof, and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) to pursue and enforce all of its rights and remedies under this Contract and at law or in equity, including, but not limited to, the right to enforce specific performance of this Contract against Seller and/or seek recovery of damages. In no event, however, shall Seller be liable to Purchaser for any damages exceeding $250,000, nor shall Seller be liable to Purchaser for speculative damages or damages for loss of opportunity or lost profit. Notwithstanding anything contained in this Section to the contrary, in the event of any other default by Seller under this Contract, including, without limitation, breach of any covenant, representation or indemnity, which survives the Closing or termination of this Contract, Purchaser shall have any and all rights and remedies available at law or in equity by reason of such default, subject to the limitations set forth in Section 6.5 hereof. In no event shall Seller be liable to Purchaser for any damages for breach of Section 8.3(a)(xx) provided Seller has used its best efforts to obtain such estoppel certificates and Purchaser's sole remedy shall be to terminate this Contract and receive a refund of the Earnest Money Deposit.

     Section 10.3             Attorneys' Fees.   If it  shall be  necessary for
either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees.
                           ARTICLE XI

                      Brokerage Commissions


     Section 11.1             Brokerage  Commission.    Seller   and  Purchaser
represent each to the other that each has had no dealings with any broker, finder or other party concerning the purchase of the Property except CB Commercial Real Estate Group, Inc. ("Broker"). Seller hereby agrees to pay at Closing commissions due to Broker arising out of any agreement executed by Seller; provided, however, that Seller's obligation to pay, and Broker's right to receive, this commission or any other amount with respect to this Contract or the Property is expressly conditioned upon Closing the sale of the Property and Seller's receipt of the Purchase Price. Broker shall have no right to receive this commission or any other amount with respect to this Contract or the
Property unless and until Closing shall be final and fully consummated and Seller shall have received the Purchase Price as provided in this Contract. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, claim, cause of action, fine, fee, lien, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) arising out of or paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller (including, without limitation, CB Commercial Real Estate Services, Inc). Purchaser agrees to indemnify and defend Seller and its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, and hold each of them harmless from any and all loss, liability, damage, claim, cause of action, fine, fee, lien, cost or expense (including, without limitation, reasonable attorneys' fees and expenses ) arising out of or paid or incurred by any of them by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser or its affiliates. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the Closing and the termination of this Contract forever.

                           ARTICLE XII

         Operation of the Property Prior to the Closing

     Section 12.1             Affirmative Covenants of Seller.

          (a) Seller, at Seller's sole cost and expense, shall maintain or cause to be maintained the Property free from waste and neglect and in as good order and repair and shall keep and perform or cause to be performed all obligations of the landlord under the Tenant Leases, all obligations of the Seller or its agents under the surviving Contracts to and including the Closing Date or termination of this Contract. Seller shall tender possession of the Property to Purchaser in the same condition the Property was in when last inspected by Purchaser, except for ordinary wear and tear, casualty loss and condemnation (provided neither party has elected to terminate its obligations under this Contract pursuant to Sections 9.1 or
     9.2 as a result of such casualty loss or condemnation).

          (b) From the date hereof to the Closing Date, Seller shall maintain or cause to be maintained in full force and effect liability, builder's risk and casualty insurance coverage with respect to the Property and other insurance upon and in respect to the Property against such hazards and in such amounts as shall be in effect as of the date of this Contract.

          (c) Except as otherwise permitted in this Contract, Seller shall not do, suffer or permit, or agree to do, any of the following without the prior written consent of Purchaser which shall not be unreasonably withheld:

               (i) enter into any transaction in respect to or affecting the Property out of the ordinary course of business, including the entering into any service contracts that can not be terminated upon thirty (30) days notice;

               (ii) sell, encumber or grant any interest in the Property or any part thereof in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser's interest under this Contract or in or to the Property or which will prevent Seller's full performance of its obligations hereunder;

               (iii) enter into, waive any material rights under, or terminate any surviving contract or any of the Tenant Leases;

               (iv) amend or extend any surviving contract or any of the Tenant Leases;

               (v)  enter into any leases with new tenants; or

          (d) Seller shall otherwise have the right to lease, operate, manage and enter into contracts with respect to the Property as deemed appropriate by Seller in its sole discretion.

                          ARTICLE XIII

                          Miscellaneous


     Section 13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or (c) facsimile transmission, if a copy is deposited for overnight delivery with a nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

     If to Seller:  CM Complex Joint Venture
                    Cable Plant Joint Venture
                    c/o Insignia Financial Group, Inc.
                    Post Office Box 1089
                    One Insignia Financial Plaza
                    Greenville, South Carolina  29602
                    Attention: John C. LeBeau
                    Facsimile No.: (803) 239-1066

     With a copy to:Insignia Financial Group, Inc.
                    Post Office Box 1089
                    One Insignia Financial Plaza
                    Greenville, South Carolina  29602
                    Attention: John K. Lines, General Counsel and Secretary Facsimile No.: (803) 239-1096

     With a copy to:Robins, Kaplan, Miller & Ciresi
                    2800 LaSalle Plaza
                    800 LaSalle Avenue
                    Minneapolis, Minnesota 55402-2015
                    Attention:  Roseanne M. Hope, Esq.
                    Facsimile No.: (612) 339-4181

     If to Purchaser:The Broe Companies
                    252 Clayton Street
                    Suite 400
                    Denver, CO  80206
                    Attention: Robert J. Jacobs
                    Facsimile No.:  (303) 393-8636

     With a copy to:Michael Westover, Esq.
                    Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 1600 Colorado National Building
                    950 Seventeenth Street
                    Denver, CO  80202
                    Facsimile No.:  (303) 825-6525

     Section 13.2   Governing  Law.    THIS  CONTRACT  IS  BEING  EXECUTED  AND
DELIVERED, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF ILLINOIS, AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.

     Section 13.3 Further Assurances. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Contract and to fully consummate and effect the transactions contemplated hereby.

     Section 13.4 No Third Party Benefits. This Contract is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

     Section 13.5   Persons.

          (a) Words importing persons shall include firms, associations, partnerships (including limited partnerships and limited liability companies), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

          (b) A memorandum of this Contract may be recorded by either party hereto.

     Section 13.6 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     Section 13.7 Parties Bound. Subject to the provisions of Section 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

     Section 13.8 Assignment. This Contract may not be assigned in whole or in part by Purchaser without the prior written consent of Seller, which consent may be granted or withheld by Seller in Seller's sole and absolute discretion. Any assignment of this Contract by Purchaser without Seller's prior written consent shall, at Seller's option, be null and void and of no effect; provided, however, Purchaser shall have the right to assign this Contract to an affiliate of Patrick Broe or The Broe Companies, Inc. without Seller's consent. The parties hereto acknowledge and agree that one of the conditions to Seller's consent to a proposed assignment of this Contract by Purchaser may be that any and all sums received, or to be received, by Purchaser in connection with or in consideration for such assignment shall be immediately delivered and paid to Seller by Purchaser and the Purchase Price shall be correspondingly increased to reflect any such additional sums received by Seller. In the event Seller consents to an assignment of this Contract by Purchaser, Purchaser shall not be released from any liability or obligations hereunder.

     Section 13.9   Headings.   Headings  used in  this  Contract are  used  for
reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

     Section 13.10 Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Special Warranty Deed by Seller to Purchaser.

     Section 13.11 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.


     Section 13.12 Exhibits. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.

     Section 13.13 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

     Section 13.14 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

     Section 13.15            Risk of  Loss.   Risk of  loss or  damage  to the
Property, or any part thereof, by fire or any other casualty following Seller's delivery of the special warranty deed transferring title to the Property to the Purchaser will be on the Purchaser.

     Section 13.16            Effective  Date.    As  used   herein,  the  term
"Effective Date" shall mean for all purposes in this Contract the date on which the Title Company acknowledges receipt of an original of the Contract executed by Purchaser and Seller with all changes, if any, to the printed portion of this Contract initialled by Purchaser and Seller.

     Section 13.17 Business Days. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.

                              SELLER:

                              CABLE PLANT JOINT VENTURE
                              a California general partnership


                              By: ANGELES INCOME PROPERTIES, LTD. 6
                              a California limited partnership, its general partner

                              By: ANGELES REALTY CORPORATION II, a California corporation, its sole general partner

                              By:
                                   Its:

                              Dated:

                              CM COMPLEX JOINT VENTURE
                              a California general partnership


                              By:  ANGELES INCOME PROPERTIES, LTD. 6
                                   a California limited partnership,
                                   its general partner

                              By: ANGELES REALTY CORPORATION II, a California corporation, its sole general partner

                              By:
                                    Its:

                              Dated:



                              PURCHASER:
                              GREYBEARD PROPERTIES, LLC,
                              a Colorado limited liability company

                              By:
                                    Its:


                              Dated:



                RECEIPT OF EARNEST MONEY DEPOSIT

                     AND AGREEMENT OF HELLER

     Heller hereby acknowledges the receipt of one (1) fully signed and executed copy of this Contract.

     Upon receipt, Heller agrees to hold the Earnest Money Deposit in escrow as escrow agent for the benefit of Seller and Purchaser and to dispose of the Earnest Money Deposit in strict accordance with the terms and provisions of this Contract.

                              HELLER FINANCIAL, INC.


                              By:
                                    Name:
                                    Title:

                              Date:

                           EXHIBIT A-1


                      PROPERTY  DESCRIPTION
                           CABLE PLANT


           [Attach legal description of the Property]


                      PROPERTY  DESCRIPTION
                           CM COMPLEX


           [Attach legal description of the Property]


                            EXHIBIT B


                        PERSONAL PROPERTY



1.   Van
2.   Desk
                                  EXHIBIT C-1


                             SPECIAL WARRANTY DEED


                                   CM COMPLEX

STATE OF            '
                              ' KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF           '

                           , a                 limited partnership  (hereinafter
called "Grantor"),  for  and in  consideration  of the  sum  of TEN  AND  No/100
($10.00)  and  other   good  and  valuable   consideration  in  hand   paid  by
                         ,   a                             (hereinafter   called
"Grantee"),  whose  mailing   address  is
                                      , the receipt and sufficiency of which are
hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain tract or parcel of land
situated in             County,              and more particularly described  on
Exhibit A" attached hereto and made a part hereof for all purposes, together with Grantor's rights and interests in all improvements, structures and fixtures located thereon and all rights, titles and interests of Grantor appurtenant thereto (all of the above-described properties being hereinafter collectively referred to as the "Property"). This conveyance is made and accepted subject to
(a) general real estate taxes on the Property for the current year which Grantee assumes and agrees to pay, (b) zoning laws and regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and (c) the matters set forth on Exhibit AB" attached hereto and made a part hereof for all purposes (all of the foregoing being hereinafter collectively referred to as the "Permitted Exceptions").

     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

     Grantee's  agreement  to,  and  acknowledgment  of,  the  various   matters
specified in this special warranty deed shall be conclusively evidenced by grantee's acceptance hereof.

     Current ad valorem taxes on the Property having been prorated, Grantee hereby assumes the payment thereof.

     IN WITNESS WHEREOF, this Special Warranty  Deed is executed by Grantor   to
be effective for all purposes as of the      day of              , 199   .



                              GRANTOR:

                              CM COMPLEX JOINT VENTURE
                              a California limited partnership

                              By:ANGELES INCOME PROPERTIES, LTD. 6
                                 a California corporation which is
                                 its sole general partner

                              By:ANGELES REALTY CORPORATION II, a
                                 California corporation, its sole
                                 general partner

                              By:
                                 Its:

                                 Dated:



STATE OF                 '
                    '
COUNTY OF           '

     This  instrument  was  acknowledged  before  me   on  this         day   of
            ,          199   ,          by                                     ,
                               of                           ,   a
corporation acting in its  capacity as general  partner of                  ,  a
           limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said limited partnership.


                              Notary Public, State of
My Commission Expires:

                              Printed Name of Notary Public

GRANTEE'S ADDRESS:





                                  EXHIBIT C-2


                             SPECIAL WARRANTY DEED


                                  CABLE PLANT

STATE OF            '
                              ' KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF           '


                       ,  a                   limited  partnership  (hereinafter
called "Grantor"),  for  and in  consideration  of the  sum  of TEN  AND  No/100
($10.00)  and  other   good  and  valuable   consideration  in  hand   paid  by
                         ,   a                             (hereinafter   called
"Grantee"),  whose  mailing   address  is
                                      , the receipt and sufficiency of which are
hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain tract or parcel of land
situated in             County,              and more particularly described  on
Exhibit A" attached hereto and made a part hereof for all purposes, together with Grantor's rights and interests in all improvements, structures and fixtures located thereon and all rights, titles and interests of Grantor appurtenant thereto (all of the above-described properties being hereinafter collectively referred to as the "Property"). This conveyance is made and accepted subject to
(a) general real estate taxes on the Property for the current year which Grantee assumes and agrees to pay, (b) zoning laws and regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and (c) the matters set forth on Exhibit "B" attached hereto and made a part hereof for all purposes (all of the foregoing being hereinafter collectively referred to as the "Permitted Exceptions").

     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

     Grantee's  agreement  to,  and  acknowledgment  of,  the  various   matters
specified in this special warranty deed shall be conclusively evidenced by grantee's acceptance hereof.

     Current ad valorem taxes on the Property having been prorated, Grantee hereby assumes the payment thereof.

     IN WITNESS WHEREOF, this Special Warranty  Deed is executed by Grantor   to
be effective for all purposes as of the       day of              , 199   .

                              GRANTOR:

                              CM COMPLEX JOINT VENTURE
                              a California limited partnership

                              By:ANGELES INCOME PROPERTIES, LTD. 6
                                 a California corporation which is
                                 its sole general partner

                              By: ANGELES REALTY CORPORATION II, a
                                 California corporation, its sole
                                 general partner



                              By:
                                 Its:

                                 Dated:



STATE OF            '
               '
COUNTY OF         '

     This  instrument  was  acknowledged  before  me   on  this         day   of
            ,          199   ,          by                                     ,
                               of                           ,   a
corporation acting in its  capacity as general  partner of                  ,  a
           limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said limited partnership.


                         Notary Public, State of

My Commission Expires:

                         Printed Name of Notary Public

GRANTEE'S ADDRESS:



                            EXHIBIT A


                      PROPERTY DESCRIPTION



          [Attach legal description from the Contract]



                            EXHIBIT B


                      PERMITTED EXCEPTIONS



          [Attach list of Permitted Exceptions created in accordance with the terms of the Contract]

                            EXHIBIT D


               ASSIGNMENT AND ASSUMPTION OF LEASES


STATE OF            '
                    '  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF           '

     That, CM Complex Joint Venture , a California limited partnership and Cable Plant Joint Venture, a California limited partnership (collectively "Assignor"), for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, to Assignor in hand paid, the receipt and legal sufficiency of which are hereby acknowledged, hereby transfers, assigns and sets over unto Greybeard Properties, LLC, a Colorado limited liability company ("Assignee"), all of the right, title and interest of Assignor in and to all leases of, and security deposits and prepaid rents relating to space in (together, the "Leases") the real Property described on Exhibit A, attached hereto and made a part hereof for all purposes.

     TO HAVE AND TO HOLD the Leases, together with any and all of the rights and appurtenances thereto in anywise belonging to Assignor (excluding the right to receive rents paid under the Leases and which accrued before the date of this Assignment), unto Assignee and Assignee's successors and assigns forever, and Assignor does hereby bind Assignor and Assignor's legal representatives and successors, to WARRANT AND FOREVER DEFEND all and singular the Leases unto Assignee and Assignee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

     In consideration of the foregoing assignment, Assignee hereby assumes, and agrees to perform all of the obligations of Assignor under the Leases, accruing from and after the date of this Assignment, including, but not limited to, the obligation to refund any security deposits to the extent received by Assignee from Assignor and indemnifies and agrees to defend Assignor, its general partner and their respective affiliates and holds Assignor, its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, harmless from any and all loss, cost, damage, claim, cause of action, fine, fee, lien, liability and expense including reasonable attorneys' fees and expenses arising out of or in connection with the Leases to the extent and only to the extent such indemnified losses, costs, damages, claims, causes of action, fines, fees, liens, liabilities and expenses relate to the period from and after the date of this Assignment. Assignee takes the Leases subject to any existing defaults thereunder.

     Assignor hereby agrees to indemnify and defend assignee, harmless from any and all loss, cost, damage, claim, cause of action, fire, fee, liability and expense including reasonable attorney's fees and expenses arising out of or in connection with the leases to the extent and only to the extent such indemnified losses, costs, damages, claims, causes of action, fines, fees, liens, liabilities and expenses relate to the period prior to the date of this Assignment.

     EXECUTED effective as of this     day of         , 199   .

                              ASSIGNOR:


                              CM COMPLEX JOINT VENTURE
                              a California limited partnership


                              By:ANGELES INCOME PROPERTIES, LTD. 6
                                 a California limited partnership,
                                 its general partner


                              By:ANGELES REALTY CORPORATION II, a
                                 California corporation, its sole
                                 general partner



                              By:
                                 Its:

                              Dated:


                              CABLE PLANT JOINT VENTURE


                              By:ANGELES INCOME PROPERTIES, LTD. 6
                                 a California limited partnership,
                                 its general partner

                                3

                              By:ANGELES REALTY CORPORATION II, a
                                 California corporation, its sole
                                 general partner



                              By:
                                 Its:

                              Dated:


                              ASSIGNEE:


                              GREYBEARD PROPERTIES, LLC,
                              a Colorado limited liability company


                              By:
                                    Name:
                                    Title:



STATE OF            '
                    '
COUNTY OF           '

     This  instrument  was  acknowledged  before  me   on  this         day   of
             ,         199   ,         by                                      ,
                                 of                           ,   a
corporation    acting    in    its    capacity    as    general    partner    of
                         , a             limited partnership, known to me to  be
the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said limited partnership.



                                   Notary Public in and for
                                   the State of
My Commission Expires:



STATE OF                 '
                    '
COUNTY OF                '

     This  instrument  was  acknowledged  before  me   on  this         day   of
                 ,                          199   ,                           by
,
of                      , a                   ,  known to  me to  be the  person
whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said
                  .



                                   Notary Public in and for
                                   the State of
My Commission Expires:


                            EXHIBIT E


                          NOTICE LETTER
                            EXHIBIT F

                      NON-FOREIGN AFFIDAVIT


STATE OF                 '
                    '    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF                '

     On  this  date,                              ,  a                   limited
partnership ("Seller"), has sold and conveyed certain real Property situated  in
            County,          ,   to                        ,  a
("Purchaser"). Section 1445 of the Internal Revenue Code of 1986 provides that a transferee of a U.S. Real Property Interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a U.S. Real Property Interest by Seller, the undersigned hereby certifies the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2.   Seller's U.S. Employer Identification Number is                ; and

     3.   Seller's               office                address                is

                       .

     Seller understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

     Executed this      day of              , 199   .

                              SELLER:
                              a                  limited partnership
                              By:
                              a                  corporation which is
                              its general partner

                              By:
                              Its:
                              Dated:
STATE OF                 '
                    '
COUNTY OF                '

     This  instrument  was  acknowledged  before  me   on  this         day   of
             , 199   , by                                                      ,
                                      of                                   ,   a
                corporation  acting  in  its  capacity  as  general  partner  of
                       , a              limited partnership, known  to me to  be
the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said limited partnership.



                                   Notary Public in and for
                                   the State of
My Commission Expires: